EXHIBIT C
                                  SG&A  NOTE
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$                                                  ,  199
     FOR VALUE RECEIVED, the undersigned, WILSON ACQUISITION CORPORATION, a Delaware corporation ("Payor"), promises to pay to WILSON TECHNOLOGIES INCORPORATED, a California corporation ("Payee"), or order, the aggregate principal sum of _______________________ ($____________), together with interest thereon at the rate of 8.25% per annum until paid, in the manner hereinafter set forth:
     1.      Principal and Interest.  Principal together with interest thereon
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shall  be due and payable in full on __________________ ___, 199__ [six months after  the  date  hereof].
     2.     Payments.  Each payment shall be credited on interest then due and
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the  remainder  on  principal; and the interest shall thereupon cease upon the
principal  so  credited.    Principal  and interest shall be payable in lawful
money  of  the  United  States.
     3.        Costs of Collection.  Should Payor fail to pay this Note or any
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portion  thereof  in  a  timely  manner, Payee shall be entitled to, and Payor agrees to pay to Payee immediately upon demand therefor by Payee, all costs and expenses of collection, including, without limitation, attorney's fees and all other expenses of enforcing payment.
     4.     Event of Default.  The occurrence of any of the following shall be
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deemed  to  be  an  event  of  default  ("Event  of  Default")  hereunder:


     4

          (a) any payment due hereunder (whether principal, interest, late charge or any combination thereof) which is not paid when due;
          (b) Payor makes a general assignment for the benefit of creditors, or becomes insolvent (however such insolvency is evidenced);
          (c) any petition for relief under the Bankruptcy Code or similar state insolvency or debt moratorium statute is filed by or against Payor and not dismissed within thirty (30) days after filing; or,
          (d) any governmental authority, court or court appointed receiver or officer shall take possession and control of all or a substantial portion of the property and assets of and affairs of Payor and such possession and control is not relinquished within ten (10) days.
     5.      Acceleration.  If any Event of Default shall occur for any reason
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whatsoever, Payee, or its assignees, may at any time by a notice in writing to
Payor declare this Note to be immediately due and payable in full, whereupon it shall become due and payable in full.
     6.        Late Charge.  Any payment of principal and/or interest which is
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not  paid  on  the  due date therefor, and which shall remain unpaid after ten
(10) business days written notice of non-payment from Payee to Payor, shall bear a late charge equal to five percent (5%) of the amount of the installment of principal and/or interest which is not paid when due. Payor acknowledges that this late charge represents fair compensation for any loss which would be sustained by Payee for administrative expenses and cost of money wrongfully withheld by Payor. Such late charge shall be paid with the unpaid installment with respect to which it is accrued. In the event that the late charge is deemed to constitute interest and to exceed the maximum rate of interest allowable under applicable law, then the obligation to be fulfilled shall be reduced automatically to the extent necessary to prevent the effective rate of interest from exceeding the maximum legal rate.
     7.     Prepayment.  At the option of Payor, the principal and interest of
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this  Note  may  be prepaid in whole or in part at any time without premium or
penalty.    Any  prepayment  of principal, if less than the entire outstanding principal balance, shall be credited against installments thereafter falling due in inverse order of maturity.
     8.     Waiver.  The rights and remedies of Payee under this Note shall be
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cumulative  and  not  alternative.   No waiver by Payee of any right or remedy
under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice or demand on Payor will be deemed to be a waiver of any obligation of Payor or the right of Payee to take further action without notice or demand as provided in this Note. Payor hereby waives presentment, demand, protest and notice of dishonor and protest and any other notice of any kind, except as expressly provided for herein.
     9.        Notice.  Any notice or other communication provided for in this
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Note shall be in writing and sent to the parties named at the addresses listed below or at such other address as the parties may from time to time in writing designate.

        To Payor:  Wilson Acquisition Corporation
                   c/o Penn Octane Corporation
                   5847 San Felipe, Suite 3420
                   Houston, Texas  77057
                   Attn:  Jerome B. Richter

                   Tel:  (713) 952-5703
                   Fax:  (713) 952-1323

        Copy to:   Coudert Brothers
                   1114 Avenue of the Americas
                   New York, New York  10036
                   Attn:  Arnold H. Tracy, Esq.

                   Tel:  (212) 626-4400
                   Fax:  (212) 626-4120

        To Payee:  Wilson Technologies Incorporated
                   c/o Zimmerman Holdings, Inc.
                   2600 Mission Street, Suite 100
                   San Marino, CA  91108-1676
                   Attn.:  William R. Zimmerman

                   Tel:  (818) 441-0444
                   Fax:  (818) 441-6946

        Copy to:   Rodi, Pollock, Pettker, Galbraith
                   & Cahill, A Law Corporation
                   801 South Grand Avenue, Suite 400
                   Los Angeles, CA  90017
                   Attn.:  Henry P. Pramov, Jr., Esq.

                   Tel:  (213) 895-4900
                   Fax:  (213) 895-4921


Any notice or communication that is properly addressed as provided in this Paragraph, will be deemed received (a) upon delivery, if delivered personally,
(b) on the third business day after deposit in a regular depository of the United States mail, if delivered by United States registered or certified first class mail, (c) on the day of transmission, if delivered by facsimile, unless such transmission is sent after 3:00 p.m. (time of the receiving party), or on a day which is not a business day of the receiving party, in which case such transmission will be deemed received on the first business day after the transmission, and (d) on the first business day of the receiving party after the delivery to the courier, if delivered by overnight courier. Any party from time to time may change its address for the purpose of this provision by furnishing a notice in accordance with this Section.

     10.       Severability.  If any provision of this Note is held invalid or
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unenforceable  by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held unenforceable only in part or degree will remain in full force and effect to the extent held invalid or unenforceable.
     11.        Governing Law.  This Note shall be governed by the laws of the
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State  of  California  without  regard  to  conflicts  of  laws  principles.
     12.          Parties  in  Interest.    This Note shall bind Payor and its
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successors  and  assigns.
     13.      Security.  This Note is guaranteed by Penn Octane Corporation, a
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Delaware  corporation  ("POC"),  pursuant  to  Section  13.08  of that certain
Purchase Agreement dated March 7, 1997, among Payee and Zimmerman Holdings, Inc., a California corporation, on the one hand, and Payor and POC, on the other hand.
     IN WITNESS WHEREOF, the undersigned has duly executed this Note on the day and year first above written.

                                   WILSON  ACQUISITION  CORPORATION,
                                   a  Delaware  Corporation



                                   By:
                                   Its: